EXHIBIT 1

AGREEMENT

Filed as Part of

STATEMENT ON SCHEDULE 13D

Filed With the

SECURITIES AND EXCHANGE COMMISSION

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that the Amendment No. 8 to the Statement on Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.

Dated: July 24, 2003

/s/    Joseph E. Cresci

Joseph E. Cresci

THE JOSEPH E. CRESCI REVOCABLE TRUST

U/T/A DATED APRIL 3, 1996

By:    /s/    Joseph E. Cresci

Joseph E. Cresci, Trustee

THE CRESCI FAMILY LIMITED PARTNERSHIP

By:    /s/    Joseph E. Cresci

Joseph E. Cresci, General Partner

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